Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Martin de Laureal Stewart Enterprises, Inc. 1333 S. Clearview Parkway Jefferson, LA 70121 504-729-1400
STEWART ENTERPRISES RECEIVES NASDAQ NOTICE
REGARDING FORM 10-K FOR FISCAL 2005

JEFFERSON, LA, February 3, 2006 . . . Stewart Enterprises, Inc. (Nasdaq NMS: STEIE) announced that it received today a notice from Nasdaq that the Company’s failure to file its Form 10-K for the fiscal year ended October 31, 2005 by February 1, 2006 was a violation of the continued listing requirements of Nasdaq Marketplace Rule 4310(c)(14).
In its decision rendered on December 12, 2005, the Nasdaq Listing Qualifications Panel granted the Company an extension of time in which to file this report until February 15, 2006. Nasdaq has advised the Company that the notification was required by Nasdaq’s rules notwithstanding the prior extension of time, and that the extension is not affected by the notice. The Company is obligated to make this press release as required by Nasdaq’s rules, even though it does not change the Company’s previous disclosure.
Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in the United States, currently owning and operating 231 funeral homes and 144 cemeteries. Through its subsidiaries, the Company provides a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.